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                                                   Exhibit No. (23.1)


                  CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996,
333-17367, 333-38385 and 333-43647) and on Form S-3 (Nos. 33-52343
and 333-45399) of our report dated January 26, 1998, appearing in this Current Report on Form 8-K of Kimberly-Clark Corporation.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Dallas, Texas
February 27, 1998